____________________________________________________________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 4, 2011

TORON INC.

(Exact name of registrant as specified in its Charter)

Nevada	333-165539	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 de La Gauchetiere Street West – 24th Floor Montreal, Quebec, H3B 4W5
(Address of Principal Executive Offices)

(514) 448-1508

(Registrant’s telephone number, including area code)

1207 Royal York Road, Toronto,

Ontario, Canada, M9A 4B5

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

In this Form 8-K, references to “we,” “our,” “us,” “our company,” “the Company,” “Toron” or the “Registrant” refer to Toron Inc., a Nevada corporation.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As more fully described in Item 2.01 below, on August 23, 2011 we entered into a property acquisition agreement (the “Acquisition Agreement”) with Stephan Leblanc and Glenn Griesbach (collectively, the "Vendor"), whereby we have agreed to acquire an undivided one hundred percent (100%) interest in and to an aggregate of 62 mineral claims (Blocks 1,2 and 3) located in the Province of Quebec, Canada (the “Tiblemont Claims”).  The entire area known as the Tiblemont Claims is subdivided into four Blocks and 102 total claims.  We have not entered into any agreements for Block 4.

Pursuant to the Acquisition Agreement, we have agreed to pay to the Vendor, in consideration of an undivided 100% interest in and to the Tiblemont Claims, an aggregate of 2,000,000 post-split common shares of our common stock at $0.10 per share and $100,000 in cash consideration to be paid in four (4) installments as follows:

i.                     Deposit: a non-refundable deposit of $5,000 to paid to the Vendor upon signing of the Acquisition Agreement (already paid);

ii.                    Stage 1: in consideration of the 22 claims constituting “Block 1” we  shall pay 700,000 shares of our  common stock and $35,000 cash consideration on or before September 30, 2011 (alredy paid and issued);

iii.                  Stage 2: in consideration of the 20 claims constituting “Block 2” we  shall pay 700,000 shares of our  common stock and $35,000 cash consideration within 45 days following the completion of Stage 1;

iv.                  Stage 3: in consideration of the 20  claims constituting “Block 3” we  shall issue 600,000 shares of our  common stock and $25,000 in cash consideration within 45 days following the completion of Stage 2.

The Tiblemont Claims shall be subject to a 2% net smelter royalty payable to the Vendor of which 1% may be purchased back from the Vendor in consideration of $500,000.

On September 30, 2011, we issued 700,000 shares of cour common stock and paid $35,000 in cash for the acquisition of the 22 mining claims constituting ‘Block 1’.  On November 4, 2011, we made an application to have the Block 1 claims transferred into the name of our wholly owned subsidiary Toron Resources Inc., a Canadian federally incorporated company.  A full description of the Tiblemont Claims, including the Block 1 claims, is included further in this Current Report, under the heading “Description of Property”.

ITEM 2.01   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION OF MINERAL CLAIMS

As described in Item 1.01 above, on On November 4, 2011, we made an application to have the Block 1 claims transferred into the name of our wholly owned subsidiary Toron Resources Inc., a Canadian federally incorporated company.  A full description of the Tiblemont Claims, including the Block 1 claims, is included further in this Current Report, under the heading “Description of Property”.  We plan to close on the next two stages of the Acquistion Agreement by December 29, 2011.

CORPORATE HISTORY AND STRUCTURE

Our Corporate History and Background

We were originally organized under the laws of the State of Nevada, on January 3, 2008.  From our inception, we were engaged in the, marketing, sales and re-sales via the Internet of web domain names or URL’s under the website www.manageyoururl.com. Recently, our management decided to redirect our business focus towards identifying and pursuing options regarding the acquisition of mineral exploration properties.  We have one subsidiary, Toron Resources Inc., a Canadian federally incorporated company.  Our fiscal year end is January 31, our address is 1000 de La Gauchetiere Street West – 24th Floor, Montreal, Quebec, H3B 4W5, and our phone number is 514-448-1508.

From January 3, 2008 through to the date of the acquisition of the Block 1 claims, discussed below, we were a designated shell company with minimal operations.  As described above, on August 23, 2011, we entered into the Acquisition Agreement and as a result of the transfer of title to the Block 1 claims to our wholly owned subsidiary, we began operations and ceased to be a shell.

Sources of Available Land for Mining and Exploration

There are at least five sources of land available for exploration, development and mining: public lands, private fee lands, unpatented mining claims, patented mining claims, and tribal lands. The primary sources for acquisition of these lands are the United States government, through the Bureau of Land Management and the United States Forest Service, state and Canadian Provincial governments, tribal governments, and individuals or entities who currently hold title to or lease government and private lands.

There are numerous levels of government regulation associated with the activities of exploration and mining companies. Permits, which we, or the current operators of the mining properties we have an interest in, are maintaining and amending include “Notice of Intent” to explore, “Plan of Operations” to explore, “Plan of Operations” to mine, “Reclamation Permit,” “Air Quality Permit,” “Water Quality Permit,” “Industrial Artificial Pond Permit,” and several other health and safety permits. These permits are subject to amendment or renewal during our operations. Although there is no guarantee that the regulatory agencies will timely approve, if at all, the necessary permits for our current or anticipated operations, we have no reason to believe that necessary permits will not be issued in due course. The total cost and effects on our operations of the permitting and bonding process cannot be estimated at this time. The cost will vary for each project when initiated and could be material.

The Federal government owns public lands that are administered by the Bureau of Land Management or the United States Forest Service. Ownership of the subsurface mineral estate can be acquired by staking a twenty (20) acre mining claim granted under the General Mining Law of 1872, as amended (the “General Mining Law”). The Federal government still owns the surface estate even though the subsurface can be controlled with a right to extract through claim staking. Private fee lands are lands that are controlled by fee-simple title by private individuals or corporations. These lands can be controlled for mining and exploration activities by either leasing or purchasing the surface and subsurface rights from the private owner. Unpatented mining claims located on public land owned by another entity can be controlled by leasing or purchasing the claims outright from the owners. Patented mining claims are claims that were staked under the General Mining Law, and through application and approval the owners were granted full private ownership of the surface and subsurface estate by the Federal government. These lands can be acquired for exploration and mining through lease or purchase from the owners. Tribal lands are those lands that are under control by sovereign Native American tribes. Areas that show promise for exploration and mining can be leased or joint ventured with the tribe controlling the land.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration. This competition could adversely impact on our ability to finance further exploration and to achieve the financing necessary for us to develop our mineral properties.

Compliance with Government Regulation

We are committed to complying with and are, to our knowledge, in compliance with, all governmental and environmental regulations applicable to our company and our properties. Permits from a variety of regulatory authorities are required for many aspects of mine operation and reclamation. We cannot predict the extent to which these requirements will affect our company or our properties if we identify the existence of minerals in commercially exploitable quantities. In addition, future legislation and regulation could cause additional expense, capital expenditure, restrictions and delays in the exploration of our properties.

Environmental  Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Research and Development Expenditures

We have not incurred any research and development expenditures over the past two fiscal years.

Employees

Currently, we do not have any employees. Additionally, we have not entered into any consulting or employment agreements with our president, chief executive officer, treasurer, secretary or chief financial officer. Our directors, executive officers and certain contracted individuals play an important role in the running of our company. We do not expect any material changes in the number of employees over the next 12 month period. We do and will continue to outsource contract employment as needed.

We engage contractors from time to time to consult with us on specific corporate affairs or to perform specific tasks in connection with our exploration programs.

Subsidiaries

We have one wholly owned subsidiary: Toron Resources Inc., a Canadian, federally incorporated company which was incorporated on September 15, 2011.

Intellectual Property

We do not own, either legally or beneficially, any patent or trademark.

DESCRIPTION OF PROPERTY

Headquarters and Administration Offices

Our principal executive offices are located at 1000 de La Gauchetiere Street West – 24th Floor, Montreal, Quebec, H3B 4W5. Our offices occupy approximately 200 square feet of space.

Tiblemont Claims

On September 30, 2011, we issued 700,000 shares of cour common stock and paid $35,000 in cash for the acquisition of the 22 mining claims constituting ‘Block 1’.  On November 4, 2011, we made an application to have the Block 1 claims transferred into the name of our wholly owned subsidiary Toron Resources Inc., a Canadian federally incorporated company.  The description of the Tiblemont Claims below includes the claims known as Block 2 and Block 3, though we have not yet closed our acquisition of these.  We plan to do so by December 29, 2011.

Location and Access

The Tiblemont Claims arelocated in the southern-east part of the Abitibi Greenstone Belt of the Canadian Shield's Superior Province.  More precisely, they are located 12km south of the town of Senneterre and 40km northeast of the Mining Camp of Val d'Or. The abitibi Sub-province is the largest greenstone belt of the Superior Province and is well known for its important volcanogenic massive sulphides and orogenic lode gold deposits.  The Tiblemont Claims,  lie mainly in Tiblemont and Senneterre townships, with a few of the claims in Pascalis and Courville townships.  The property is easily accessible from Val d'Or via Trans Canada Highway 117. Highway 117 joins with Highway 113 approximately 30km east of Val d'Or. Highway 113 passes through Senneterre. Alternatively, the property may be reached by travelling north on Highway 397 from Val d'Or toward Barraute and then east on Highway 386 toward Senneterre. Highway 113 roughly bisects Block 1 of the property in a north-south direction, along the west side of the Bell River. The eastern part of the property is accessible from Senneterre using a paved that passes north-south through Block 2 and along the east side of the Bell River in Block 1.

Ownership Interest

On August 23, 2011 we entered into an Acquisition Agreement with the Vendor whereby we have agreed to acquire an undivided one hundred percent (100%) interest in and to Tiblemont Claims.

Pursuant to the Acquisition Agreement, we have agreed to pay to the Vendor, in consideration of an undivided 100% interest in and to the Tiblemont Claims, an aggregate of 2,000,000 post-split common shares of our common stock at $0.10 per share and $100,000 in cash consideration to be paid in four (4) installments as follows:

i.                     Deposit: a non-refundable deposit of $5,000 to paid to the Vendor upon signing of the Acquisition Agreement (already paid);

ii.                    Stage 1: in consideration of the 22 claims constituting “Block 1” (as defined in the Acquisition Agreement) we  shall pay 700,000 shares of our  common stock and $35,000 cash consideration on or before September 30, 2011 (alredy paid and issued);

iii.                  Stage 2: in consideration of the 20 claims constituting “Block 2” (as defined in the Acquisition Agreement) we  shall pay 700,000 shares of our  common stock and $35,000 cash consideration within 45 days following the completion of Stage 1;

iv.                  Stage 3: in consideration of the 20 claims constituting “Block 3” (as defined in the Acquisition Agreement”) we  shall issue 600,000 shares of our  common stock and $25,000 in cash consideration within 45 days following the completion of Stage 2.

The Tiblemont Claims shall be subject to a 2% net smelter royalty payable to the Vendor of which 1% may be purchased back from the Vendor in consideration of $500,000.

On September 30, 2011, we issued 700,000 shares of cour common stock and paid $35,000 in cash for the acquisition of the 22 mining claims constituting ‘Block 1’.  On November 4, 2011, we made an application to have the Block 1 claims transferred into the name of our wholly owned subsidiary Toron Resources Inc., a Canadian federally incorporated company.

History of Operations

In the Val d'Or Mining District, which encompasses the Tiblemont Claims, gold was discovered in the beginning of the 20th century, with the first active mine (the Lamaque Mine) entering production in 1933.  The first known geological mapping of the area of Senneterre was carried out in 1933 by one Mr. Bell employed by the "Service des Mines du Québec".

In the vicinity of the Tiblemont Claims, exploration works began around 1930 with the discovery of gold in 1931-1932 in the area north of Pascalis and Tiblemont townships. The Wood-Etchevery Group staked the first block of claims after the discovery of a series of auriferous lenses within the Pascalis-Tiblemont Batholith (Service des Mines du Québec, 1933).

The first exploration works (prospection, rock-samples, assays, geological maps and rare drillholes) concerned the regional contact of the "Pascalis-Tiblemont Batholith" and the volcanic package north of this contact. From 1931 to 1939, several gold discoveries were made around the main northern contact either within the instrusive itself or in the volcanic near the contact.

It appears that the earliest work carried out in the area now covered by the Tiblemont Claims began in 1947. This included prospecting and geophysical surveys carried out along the Uniacke prospect. Only limited drilling has been carried out over the years. Big Town Copper Mines Ltd. explored the area for volcanogenic massive sulphides (VMS) deposits. They drilled a number of elecromagnetic and/or magnetic anomalies.  In 1981, New Beginnings Resources Inc. drilled 12 holes in the northern parts lots 52 & 53 of Range 4, North West of the property (Block 1).

In 1998, as part of a program that covered 157 mining claims, Totem Mining Corp., under an option agreement with Anglaumaque Explorations Inc. conducted a variety of regional geophysical surveys. Five holes were subsequently drilled in a small area within the northern part of lot 54 of Range 4.

Present Condition and Plan of Exploration

Though there is a significant amount of historical exploration on the Tiblemont Claims, none of the previous owners have established any substantial operations and no evidence of disturbances from exploration activities exists.  We plan to conduct exploration activities on the Tiblemont Claims in three separate phases as follows:

PHASE 1
Nature of Work	Timeframe	Cost

Compilation and re-interpretation of all existing geophysical data concerning the property.	1 Month
Data magnetic VLF and Electro Magnetic processing plus Interpretaion.		$10,000
Hire senior geologist.		$2,400
Purchase of Digital files from Ministry of Mines.		$1,200
Compilation of all historical geological, geophysical and exploration works.	2 Months
Hire senior exploration geologist (45 days)		$27,000
Purchase of ducuments from the Ministry of Mines		$1,000
Digitization and computer compilations		$4,000
Contingency		$6,840

Total	3 Months	$52,440

If the results of Phase 1 exploration work are favorable, we will continue with Phase 2.

PHASE 2
Nature of Work	Timeframe	Cost

Prospecting and Geolgical mapping geophysical data concerning the property.	4 Months
Hire two geologist (60 days at $900/day)		$54,000
Manual and Mechanical stripping		$15,000
Chanel sampling and Lab assays		$3,000
Line cutting (50 days at $550/day)		$27,500
Geophysical GPS survey		$26,000
Induced Polarization survey		$80,000
Contingecies		$20,025
Compilation of the new and historical data/targetting		$6,000

Total	4 Months	$231,525

If the results of Phase 1 exploration work are favorable, we will continue with Phase 2.

PHASE 3
Nature of Work	Timeframe	Cost

Exploration Drilling (1,000 meters at $150 per meter)	5 Months	$150,000
Compilation work		$6,000
Contingecies		$23,400

Total	5 Months	$179,400

Geology

The geology of the Tiblemont Claims area is part of the south central-east segment of the Abitibi Greenstone Belt where a volcanic package lies north of the Pascalis-Tiblemont Batholith. This batholith, oriented on the regional NW-SE trend for about 20km is host of some diorite and quartziferous diorite particularly in its border, and is also intruded by some felsic dykes and, more rarely mafic dykes.

The volcanic package is subdivided in two (2) geological formations defined at a regional scale: Heva Formation and Landrienne Formation.  The Heva Formation which lies on the north batholith contact is constituted by lava flows and flow breccias, rhyolitic lava flows and pyrociastic layers of intermediate to felsic composition. The Landrienne Formation consists of basaltic flows and breccias, and rhyolitic lava flows. This entire volcanic package is intruded by narrow felsic (porphyry) and mafic (gabbro) dykes and sills. They are generally parallel to the WNW regional structural trend.

Several deformation zones of regional scale crosscut the Courville-Senneterre area, defining a large deformation corridor. This deformation  corridor is defined by a succession of shear zones. Following the north contact of the Pascalis-Tiblemont is the Manneville Deformation Zone (MDZ). Further north and parallel to the MDZ the Uniacke Deformation Zone (UDZ), Jolin and Bolduc deformation zones that together form a 20km wide corridor also oriented WNW.   Regionally, all these deformation zones continue in the Tiblemont Claims.

The MDZ, affecting the Heva Formation in the north contact of the Pascalis-Tiblemont Batholith, is the host of numerous gold occurences  and deposits (Tiblemont Consolidated, Smith-Tiblemont, Vianor, Cache d'Or Courville, Paquet Zone A et B, etc.) Gold is associated with pyrite or encountered free in quartz veins that are present in two morpphological types: tensions quartz veins in felsic dyke mainly diorite to quartz-diorite and quartz veins in shear zones highly squeezed (pinch and swell). Alteration is essentially a carbonatisation and a weak silicification.

The Uniacke Deformation Zone (UDZ), affecting the Landrienne Formaiton, is known to be the host of several gold deposits (Pershing-  Manitou, Courtown-Rolartic, Heva cadillac, etc.) recognized as tension quartz veins associated with granitic or dioritic intrusives.

Index of Geologic Terms

INDEX

TERM	DEFINITION
auriferous lenses	of rocks or minerals containing gold
basaltic flows	basalt is a dark gray to black, dense to finely grained igneous rock that is the result of lava eruptions. Basalt flows are noneruptive, voluminous, and characterized by relatively low viscosity.
Batholith	is a large emplacement of igneous intrusive (also called plutonic) rock that forms from cooled magma deep in the Earth's crust.
breccias	a coarse-grained sedimentary rock made of sharp fragments of rock and stone cemented together by finer material. Breccia is produced by volcanic activity or erosion, including frost shattering
carbonatisation	the term for the conversion of an organic substance into carbon or a carbon-containing residue through pyrolysis or destructive distillation.
contact	generally a planar surface, between strata that differ in lithology or age deformation zones

An area in the atmosphere where winds converge along one axis and diverge along another. Deformation zones (or axis of deformation as they are sometimes referred to) can produce clouds and precipitation.

diorite	a dark granular igneous rock that consists of plagioclase and a ferromagnesian mineral such as hornblende. Use: surfacing roads electromagnetic

one of the four fundamental interactions in nature. The other three are the strong interaction, the weak interaction and gravitation. Electromagnetism is the force  that causes the interaction between electrically charged particles; the areas in which this happens are called electromagnetic fields.

felsic (porphyry)

term used in geology  to refer to silicate minerals, magma, and rocks  which are enriched in the lighter elements such as silicon, oxygen, aluminium, sodium, and potassium; “porphyry" refers to its texture

felsic dykes	a natural or artificial slope or wall to regulate water levels which are enriched in the lighter elements such as silicon, oxygen, aluminium, sodium, and potassium; most common felsic rock is granite
intrusive	a rock formed by having moved while in a molten state into pre-existing rocks

mafic (gabbro)	an adjective describing a silicate mineral or rock that is rich in magnesium and iron mafic dykes

mafic is used for silicate minerals, magmas, and rocks which are relatively high in the heavier elements. Mafic minerals are usually dark in color and have relatively high specific gravities (greater than 3.0)

magnetic anomalies

a local variation in the Earth's magnetic field resulting from variations in the chemistry or magnetism of the rocks. Mapping of variation over an area is valuable in detecting structures obscured by overlying material.

pyrite	a common iron sulfide mineral with a brassy metallic luster. Use: source of iron and sulfur
pyroclastic	clastic rocks composed solely or primarily of volcanic materials.
quartz	a common, hard, usually colorless, transparent crystalline mineral with colored varieties. Use: electronics, gems
quartziferous diorite	Any of various dark, granite-textured, crystalline rocks rich in plagioclase and having a large percentage of quartz rhyolitic lava flows

typical banded structure produced by its flow pattern. Rhyolite lavas occur in continental and submarine volcanoes, especially island arcs, and in igneous dikes. Rhyolite lavas are typically highly viscous and are explosively ejected from volcanoes.

silicification	to convert something into silica, or become converted into silica

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

RISKS RELATED TO OUR OVERALL BUSINESS OPERATIONS

We Have A Limited Operating History With Significant Losses And Expect Losses To Continue For The Foreseeable Future.

We have yet to establish any history of profitable operations. We have incurred net losses of $10,303  and $8,897  for the fiscal years ended January 31, 2011  and 2010, respectively. As a result, at January 31, 2011, we had an accumulated deficit of $19,200 and a total stockholders’ equity of $36,400.  We have not generated any revenues since our inception and do not anticipate that we will generate revenues which will be sufficient to sustain our operations. We expect that our revenues will not be sufficient to sustain our operations for the foreseeable future. Our profitability will require the successful commercialization of our mining properties. We may not be able to successfully commercialize our mines or ever become profitable.

There Is Doubt About Our Ability To Continue As A Going Concern Due To Recurring Losses From Operations, Accumulated Deficit And Insufficient Cash Resources To Meet Our Business Objectives, All Of Which Means That We May Not Be Able To Continue Operations.

Our independent auditors have added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the years ended January 31, 2011 and 2010, respectively, with respect to their doubt about our ability to continue as a going concern. As discussed in Note 2 to our consolidated financial statements for the year ended January 31, 2011, we have generated operating losses since inception, and our cash resources are insufficient to meet our planned business objectives, which together raises doubt about our ability to continue as a going concern.

We May Not Be Able To Secure Additional Financing To Meet Our Future Capital Needs Due To Changes In General Economic Conditions.

We anticipate needing significant capital to conduct further exploration and development needed to bring our existing mining properties into production and/or to continue to seek out appropriate joint venture partners or buyers for certain mining properties. We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our Business And Operating Results Could Be Harmed If We Fail To Manage Our Growth Or Change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled geologists, mappers, drillers, engineers, technical personnel and adequate funds in a timely manner.

We May Not Have Access To The Supplies And Materials Needed For Exploration, Which Could Cause Delays Or Suspension Of Our Operations.

Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times in our exploration programs. Furthermore, fuel prices are rising. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower can be obtained.

Attraction And Retention Of Qualified Personnel Is Necessary To Implement And Conduct Our Mineral Exploration Programs.

Our future success will depend largely upon the continued services of our Board members, executive officers and other key personnel. Our success will also depend on our ability to continue to attract and retain qualified personnel with mining experience. Key personnel represent a significant asset for us, and the competition for qualified personnel is intense in the mineral exploration industry.

We may have particular difficulty attracting and retaining key personnel in the initial phases of our exploration programs. We do not have key-person life insurance coverage on any of our personnel. The loss of one or more of our key people or our inability to attract, retain and motivate other qualified personnel could negatively impact our ability to complete our exploration programs.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found and our business will fail, and you could lose your entire investment.

We have not yet started exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of gold or other valuable minerals on our mineral claim. You should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of gold or other minerals in any our mineral claim. In such a case, we may be unable to continue operations, and you could lose your entire investment.

If we discover commercial reserves of gold on our mineral property, we can provide no assurance that we will be able to successfully advance the mineral claim into commercial production. If we cannot commence commercial production, we may not be able to achieve revenues.

Our current mineral property does not contain any known bodies of ore. If our exploration program is successful in establishing ore of commercial tonnage and grade on our mineral claim, we will require additional funds in order to advance the mineral claim into commercial production. In such an event, we may be unable to obtain any such funds, or to obtain such funds on terms that we consider economically feasible, and we may be unable to generate revenues.

As our business assets are located in Canada and our directors and officers are outside of the United States you may be limited in your ability to enforce US civil actions against our assets or our directors  and officers. You may not be able to receive compensation for damages to the value of your investment caused by wrongful actions by our director.

Our business assets are located in Canada and our directors  and officers are located outside of the United States. Consequently, it may be difficult for US investors to effect service of process within the US upon our assets or our directors or officers, or to realize in the United States upon judgments of United States courts predicated upon civil liabilities under U.S. Federal Securities Laws. A judgment of a U.S. court predicated solely upon such civil liabilities may not be enforceable in Canada by a Canadian court if the U.S. court in which the judgment was obtained did not have jurisdiction, as determined by the Canadian court, in the matter. There is substantial doubt whether an original action could be brought successfully in Canada against any of our assets or our directors and officers predicated solely upon such civil liabilities. You may not be able to recover damages as compensation for a decline in your investment.

RISKS ASSOCIATED WITH OUR INDUSTRY

The Development And Operation Of Our Mining Projects Involve Numerous Uncertainties.

Mine development projects, including our planned projects, typically require a number of years and significant expenditures during the development phase before production is possible.

Development projects are subject to the completion of successful feasibility studies, issuance of necessary governmental permits and receipt of adequate financing. The economic feasibility of development projects is based on many factors such as:

•	estimation of reserves;
•	anticipated metallurgical recoveries;
•	future gold and silver prices; and
•	anticipated capital and operating costs of such projects.

Our mine development projects may have limited relevant operating history upon which to base estimates of future operating costs and capital requirements. Estimates of proven and probable reserves and operating costs determined in feasibility studies are based on geologic and engineering analyses.

Any of the following events, among others, could affect the profitability or economic feasibility of a project:

•	unanticipated changes in grade and tonnage of material to be mined and processed;
•	unanticipated adverse geotechnical conditions;
•	incorrect data on which engineering assumptions are made;
•	costs of constructing and operating a mine in a specific environment;
•	availability and cost of processing and refining facilities;
•	availability of economic sources of power;
•	adequacy of water supply;
•	adequate access to the site;
•	unanticipated transportation costs;
•

government regulations (including regulations relating to prices, royalties, duties, taxes, restrictions on production, quotas on exportation of minerals, as well as the costs of protection of the environment and agricultural lands);

•	fluctuations in metal prices; and
•	accidents, labor actions and force majeure events.

Any of the above referenced events may necessitate significant capital outlays or delays, may materially and adversely affect the economics of a given property, or may cause material changes or delays in our intended exploration, development and production activities. Any of these results could force us to curtail or cease our business operations.

Mineral Exploration Is Highly Speculative, Involves Substantial Expenditures, And Is Frequently Non-Productive.

Mineral exploration involves a high degree of risk and exploration projects are frequently unsuccessful. Few prospects that are explored end up being ultimately developed into producing mines. To the extent that we continue to be involved in mineral exploration, the long-term success of our operations will be related to the cost and success of our exploration programs. We cannot assure you that our mineral exploration efforts will be successful. The risks associated with mineral exploration include:

•	The identification of potential economic mineralization based on superficial analysis;
•	the quality of our management and our geological and technical expertise; and
•	the capital available for exploration and development.

Substantial expenditures are required to determine if a project has economically mineable mineralization. It may take several years to establish proven and probable reserves and to develop and construct mining and processing facilities. Because of these uncertainties, our current and future exploration programs may not result in the discovery of reserves, the expansion of our existing reserves or the further development of our mines.

The Price Of Gold and Silver are Highly Volatile And A Decrease In The Price Of Gold or Silver Would Have A Material Adverse Effect On Our Business.

The profitability of mining operations is directly related to the market prices of metals. The market prices of metals fluctuate significantly and are affected by a number of factors beyond our control, including, but not limited to, the rate of inflation, the exchange rate of the dollar to other currencies, interest rates, and global economic and political conditions. Price fluctuations of metals from the time development of a mine is undertaken to the time production can commence can significantly affect the profitability of a mine. Accordingly, we may begin to develop one or more of our mining properties at a time when the price of metals makes such exploration economically feasible and, subsequently, incur losses because the price of metals decreases. Adverse fluctuations of the market prices of metals may force us to curtail or cease our business operations.

Mining Risks And Insurance Could Have An Adverse Effect On Our Profitability.

Our operations are subject to all of the operating hazards and risks normally incident to exploring for and developing mineral properties, such as unusual or unexpected geological formations, environmental pollution, personal injuries, flooding, cave-ins, changes in technology or mining techniques, periodic interruptions because of inclement weather and industrial accidents. Although maintenance of insurance to ameliorate some of these risks is part of our proposed exploration program associated with those mining properties we have an interest in, such insurance may not be available at economically feasible rates or in the future be adequate to cover the risks and potential liabilities associated with exploring, owning and operating our properties. Either of these events could cause us to curtail or cease our business operations.

We Face Significant Competition In The Mineral Exploration Industry.

We compete with other mining and exploration companies possessing greater financial resources and technical facilities than we do in connection with the acquisition of exploration properties and leases on prospects and properties and in connection with the recruitment and retention of qualified personnel. Such competition may result in our being unable to acquire interests in economically viable gold and silver exploration properties or qualified personnel.

Our Applications For Exploration Permits May Be Delayed Or May Be Denied In The Future.

Exploration activities usually require the granting of permits from various governmental agencies. For exploration drilling on unpatented mineral claims, a drilling plan must be filed with the Bureau of Land Management or the United States Forest Service, which may then take several months or more to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian grave yards, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence. With all permitting processes, there is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits or the refusal to grant required permits may not be granted at all, all of which may cause delays and unanticipated costs in conducting planned exploration activities. Any such delays or unexpected costs in the permitting process could result in serious adverse consequences to the price of our stock and to the value of your investment.

RISKS RELATED TO THE MARKET FOR OUR STOCK

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include: our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors; changes in financial estimates by us or by any securities analysts who might cover our stock; speculation about our business in the press or the investment community; significant developments relating to our relationships with our customers or suppliers; stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry; customer demand for our products; investor perceptions of our industry in general and our Company in particular; the operating and stock performance of comparable companies; general economic conditions and trends; announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures; changes in accounting standards, policies, guidance, interpretation or principles; loss of external funding sources; sales of our common stock, including sales by our directors, officers or significant stockholders; and additions or departures of key personnel. Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us. We do not intend to pay dividends on shares of our common stock for the foreseeable future.

We have never declared or paid any cash dividends on shares of our common stock.

We intend to retain any future earnings to fund the operation and expansion of our business and, therefore, we do not anticipate paying cash dividends on shares of our common stock in the foreseeable future.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We are not likely to pay cash dividends in the foreseeable future.

We intend to retain any future earnings for use in the operation and expansion of our business. We do not expect to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate. Should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions.

Our common stock is illiquid and subject to price volatility unrelated to our operations.

If a market for our common stock does develop, its market price could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting us or our competitors. In addition, the stock market itself is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

A large number of shares may be eligible for future sale and may depress our stock price.

We may be required, under terms of future financing arrangements, to offer a large number of common shares to the public, or to register for sale by future private investors a large number of shares sold in private sales to them.

Sales of substantial amounts of common stock, or a perception that such sales could occur, and the existence of options or warrants to purchase shares of common stock at prices that may be below the then-current market price of our common stock, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities, either of which would decrease the value of any earlier investment in our common stock.

FINANCIAL STATEMENTS AND EXHIBITS

Our Audited Financial Statements for the years ended January 31, 2011 and 2010, as well as the unaudited Interim Financial Statements as of July 31, 2011, are found below beginning on pages F-1 of this current report.

TORON INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

JANUARY 31, 2011

MADSEN & ASSOCIATES CPA’s INC.	684 East Vine Street, #3
Murray, Utah, 84107
Telephone 801-268-2632
Fax 801-262-3978

To the Board of Directors and

Stockholders of Toron Inc.

(A Development Stage Company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheets of Toron Inc. (A Development Stage Company) (The Company) as of January 31, 2011 and 2010, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended January 31, 2011, and for the period from January 3, 2008 (date of inception) to January 31, 2011. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the company’s internal control over financial reporting.   Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Toron Inc. (a Development Stage Company) as of January 31, 2011 and 2010, and the results of its operations and its cash flows for each of the years in the two-year period ended January 31, 2011, and the period from January 3, 2008 (date of inception) to January 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

“Madsen & Associates, CPA’s Inc.”

Murray, Utah

May 13, 2011

TORON, INC.

(A Development Stage Company)

 Balance Sheets

	January 31, 2011	January 31, 2010

ASSETS

Current assets:

Cash	$ 36,400	$ 14,121

Total assets	$ 36,400	$ 14,121

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:

Deposits		23,018

Total liabilities	-	23,018

Commitments and contingencies	-	-

Stockholders' equity (deficit):

Common stock; authorized 75,000,000; $0.001 par value; 5,630,000 and zero shares issued and outstanding at January 31, 2011 and January 31, 2010,
respectively	5,630	-
Additional paid in capital	49,970	-
Deficit accumulated during the development stage	(19,200)	(8,897)

Total stockholders' equity (deficit)	36,400	(8,897)

Total liabilities and stockholders' equity (deficit)	$ 36,400	$ 14,121

The accompanying notes are an integral part of these financial statements

TORON, INC.

(A Development Stage Company)

Statement of Operations

	Year Ended January 31, 2011	Year Ended January 31, 2010	From Inception January 3, 2008 to January 31, 2011

Operating Expenses:

General and administrative	$ 10,303	$ 2,897	13,200
Consulting	-	-	-
Impairment loss on Intangible Asset	-	6,000	6,000

Net loss for the period	$ 10,303	$ 8,897	$ 19,200

Net loss per share:
Basic and diluted	$ 0.00	$ -

Weighted average number of shares outstanding:
Basic and diluted	4,222,500	-

The accompanying notes are an integral part of these financial statements

TORON, INC.

(A Development Stage Company

Statement of Stockholders Equity

				Deficit
	Common Stock Issued			Accumulated
			Additional	During the
	Number of		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balance at Inception (January 3, 2008)	-	$ -	$ -	$ -	$ -

Net loss for period ended January 31, 2008				-	-

Balance at January 31, 2008	-	-	-	-	-

Net loss for period ended January 31, 2009	-	-	-	-	-

Balance at January 31, 2009	-	-	-	-	-

Net loss for period ended January 31, 2010	-	-	-	(8,897)	(8,897)

Balance at January 31, 2010	-	-	-	(8,897)	(8,897)

Common stock issued for cash at $.001 per share; April 23,2010	3,000,000	3,000	-		3,000

Common stock issued for cash at $.02 per share; April 23, 2010	2,630,000	2,630	49,970	-	52,600

Net loss for period ended January 31, 2011				(10,303)	(10,303)

Balance at January 31, 2011	5,630,000	5,630	49,970	(19,200)	36,400

The accompanying notes are an integral part of these financial statements

TORON, INC.

(A Development Stage Company)

Statement of Cash Flows

	Year Ended January 31, 2011	Year Ended January 31, 2010	From Inception (January 3, 2008) to January 31,2011

Cash flow from operating activities:
Net loss	$ (10,303)	$ (8,897)	$ (19,200)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss on Intangible Assets	-	6,000	6,000

Net cash used in operating activities	(10,303)	(2,897)	(13,200)

Cash flows from investing activities:
Acquisition of Intangible Asset		(6,000)	(6,000)

Net cash used in investing activities	-	(6,000)	(6,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	32,582	-	32,582
Deposits	-	23,018	23,018

Net cash provided by financing activities	32,582	23,018	55,600

(Decrease) Increase in cash during the period	22,279	14,121	36,400

Cash, beginning of period	14,121	-	-

Cash, end of period	$ 36,400	$ 14,121	$ 36,400

Cash paid during the period
Taxes	$ -	$ -	$ -
Interest	$ -	$ -	$ -

Supplemental disclosure of non-cash financing activities:
Common stock issued for deposits received in prior year	$ 23,018	$ -	$ 23,018

The accompanying notes are an integral part of these financial statements

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Toron Inc. (the "Company") was incorporated in the State of Nevada on January 3, 2008. The Company was organized to develop and operate a web based resale business for domain names.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impaired Asset Policy

The Company periodically reviews its long-lived assets to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 3, 2008 to January 31, 2011.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States.

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no potential common shares; accordingly, diluted and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash and deposits. Due to the short maturities of these financial instruments, their fair value approximates their carrying value.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. The Company has net operating losses of $19,200 as of January 31, 2011, with an approximate deferred tax asset of $6,700 that has been fully offset by a valuation allowance. These net operating losses begin to expire in 2028.

Recent Authoritative Pronouncements

The Company does not expect that the adoption of any recent accounting standards to have a material impact on its financial statements.

NOTE 3 – ACQUISITION OF INTANGIBLE ASSET

On December 12, 2009, the Company purchased technology that allows it to sell and manage domain names. The Company initially recorded the purchase price of $6,000 as an intangible asset. However, based on an impairment analysis conducted on January 31, 2010, the Company determined the asset was impaired and recorded an impairment loss of $6,000 for the year ended January 31, 2010.

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS
January 31, 2011

NOTE 4 – STOCKHOLDERS’ EQUITY

During January and February 2010 the Company received $55,600 for common stock subscriptions and in April 2010, 5,630,000 shares were issued for these stock subscriptions. 3,000,000 of these shares were subscribed for by the sole officer and president of the Company at $.001 per share. The remaining 2,630,000 shares were subscribed for by third parties at $.02 per share.

NOTE 5 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of January 31, 2011 the Company had incurred accumulated losses since inception of $19,200. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

TORON INC.

(A Development Stage Company)

FINANCIAL STATEMENTS

July 31, 2011

(UNAUDITED)

TORON, INC.
(A Development Stage Company)
BALANCE SHEETS

	(Unaudited)
	July 31,	January 31,
	2011	2011

ASSETS

Current assets:

Cash	$ 1,757	$ 36,400

Total assets	$ 1,757	$ 36,400

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
	$ -	$ -

Total liabilities	-	-

	-	-

Stockholders' equity:
Common stock; authorized 75,000,000; $0.001 par value; 5,630,000 shares issued and outstanding at July 31, 2011 and
January 31, 2011, respectively	5,630	5,630
Additional paid-in capital	49,970	49,970
Deficit accumulated during the development stage	(53,843)	(19,200)

Total stockholders' equity	1,757	36,400

Total liabilities and stockholders' equity	$ 1,757	$ 36,400

The accompanying notes are an integral part of these financial statements

TORON, INC.
(A Development Stage Company)
STATEMENT OF OPERATIONS
(Unaudited)

	Three months ended July 31		Six months ended July 31
	2011	2010	2011	2010	From January 3, 2008 (Inception) to July 31, 2011

Operating Expenses:

General and administrative	$ 24,174	$ 7,336	$ 34,643	$ 10,339	$ 47,843

Impairment loss on intangible asset	-	-			6,000

Net loss	$ 24,174	$ 7,336	$ 34,643	$ 10,339	$ 53,843

Net loss per share:
Basic and diluted	$ 0.00	$ -		$ -

Weighted average number of shares outstanding:
Basic and diluted	5,630,000	5,630,000	5,630,000	3,753,333

The accompanying notes are an integral part of these financial statements

TORON, INC.
(An Development Stage Company)
STATEMENT OF CASH FLOWS
(Unaudited)

	Six months ended July 31,
	2011	2010	From January 3, 2008 (Inception) to July 31, 2011

Cash flows from operating activities:
Net loss	$ (34,643)	$ (10,339)	$ (53,843)
Adjustments to reconcile net loss to net cash
used in operating activities:
Impairment loss on intangible asset	-	-	6,000
Changes in operating assets and liabilities
Increase in accrued expenses	$ -	$ 7,336

Net cash used in operating activities	(34,643)	(3,003)	(47,843)

Cash flows from investing activities:
Acquisition of intangible asset	-	-	(6,000)

Net cash used in investing activities	-	-	(6,000)

Cash flows from financing activities:
Proceeds from issuance of common stock	-	32,582	32,582
Deposits	-	-	23,018

Net cash provided by financing activities	-	32,582	55,600

Increase in cash during the period	(34,643)	29,579	1,757

Cash, beginning of period	36,400	14,121	-

Cash, end of period	$ 1,757	$ 43,700	$ 1,757

Supplemental disclosure of cash flow information:
Cash paid during the period
Taxes	$ -	$ -	$ -
Interest	$ -	$ -	$ -

The accompanying notes are an integral part of these financial statements

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2011

(Unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Toron Inc. (the "Company") was incorporated in the State of Nevada on January 3, 2008. The Company was organized to develop and operate a web based resale business for domain names.

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in United States (US) dollars. The Company has not produced any revenue from its principal business and is a development stage company.

The balance sheet as of July 31, 2011 and the statements of operations and cash flows for the periods presented have been prepared by the Company and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows for all periods presented have been made.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impaired Asset Policy

The Company periodically reviews its long-lived assets to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts. If impairment is deemed to exist, the assets will be written down to fair value.

Start-up Expenses

The Company expenses costs associated with start-up activities as incurred. Accordingly, start-up costs associated with the Company's formation have been included in the Company's general and administrative expenses for the period from inception on January 3, 2008 to July 31, 2011.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar as substantially all of the Company’s operations are in United States.

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2011

(Unaudited)

Assets and liabilities that are denominated in a foreign currency are translated at the exchange rate in effect at the year end and capital accounts are translated at historical rates.  Income statement accounts are translated at the average rates of exchange prevailing during the period.  Translation adjustments from the use of different exchange rates from period to period are included in the Comprehensive Income statement account in Stockholder’s Equity, if applicable.

Transactions undertaken in currencies other than the functional currency of the entity are translated using the exchange rate in effect as of the transaction date.  If applicable, exchange gains and losses are included in other items on the Statement of Operations.

Basic and Diluted Loss Per Share

The Company computes basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no potential common shares; accordingly, diluted and basic loss per share amounts are the same.

Fair Value of Financial Instruments

The Company’s only financial instruments are cash. Due to the short maturities of these financial instruments, their carrying values approximate their fair value.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. The Company has cumulative net operating losses of $53,843 as of July 31, 2011, with an approximate deferred tax asset of $18,307 which has been fully offset by a valuation allowance. These net operating losses begin to expire in 2028.

Recent Accounting Pronouncements

The Company does not expect that the adoption of any recent accounting standards to have a material impact on its financial statements.

NOTE 3 – ACQUISITION OF INTANGIBLE ASSET

On December 12, 2009, the Company purchased technology that allows it to sell and manage domain names. The Company initially recorded the purchase price of $6,000 as an intangible asset. However, based on an impairment analysis conducted on January 31, 2010, the Company determined the asset was impaired and recorded an impairment loss of $6,000 for the year ended January 31, 2010.

TORON INC.

(A Development Stage Company)

NOTES TO THE FINANCIAL STATEMENTS

July 31, 2011

(Unaudited)

NOTE 4 – STOCKHOLDERS’ EQUITY

During January and February 2010 the Company received $55,600 for common stock subscriptions and in April 2010, 5,630,000 shares were issued for these stock subscriptions. 3,000,000 of these shares were subscribed for by the sole officer and president of the Company at $.001 per share. The remaining 2,630,000 shares were subscribed for by third parties at $.02 per share.

NOTE 5 – GOING CONCERN

These financial statements are presented on the basis that the Company is a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time. As of July 31, 2011 the Company had incurred accumulated losses since inception of $53,843. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. Its continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations on a timely basis, to obtain additional financing or refinancing as may be required, and ultimately to establish profitable operations.

Management's plans for the continuation of the Company as a going concern include financing the Company's operations through issuance of its common stock. If the Company is unable to complete its financing requirements or achieve revenue as projected, it will then modify its expenditures and plan of operations to coincide with the actual financing completed and actual operating revenues. There are no assurances, however, with respect to the future success of these plans.

NOTE 6 – SUBSEQUENT EVENTS

Effective August 23, 2011, Toron Inc. (the “Company”, “we”, “us”, “our”) entered into a mining property acquisition agreement (the "Acquisition Agreement") with Stephan Leblanc and Glenn Griesbach (collectively, the "Vendor"), whereby the Company has agreed to acquire an undivided one hundred percent (100%) interest in and to an aggregate of 62 mineral claims located in the Province of Quebec, Canada (the “Claims”).

Pursuant to the Acquisition Agreement, we have agreed to pay to the Vendor, in consideration of an undivided 100% interest in and to the Claims, an aggregate of 2,000,000 post-split common shares of our common stock at $0.10 per share and $100,000 in cash consideration to paid in four (4) installments as follows:

i.                     Deposit: a non-refundable deposit of $5,000 to paid to the Vendor upon signing of the Acquisition Agreement;

ii.                    Stage 1: in consideration of the 22 claims constituting “Block 1” (as defined in the Acquisition Agreement) the Company shall pay 700,000 post-split shares of the Company’s common stock and $35,000 cash consideration on or before September 30, 2011;

iii.                  Stage 2: in consideration of the 20 claims constituting “Block 2” (as defined in the Acquisition Agreement) the Company shall pay 700,000 post-split shares of the Company’s common stock and $35,000 cash consideration within 45 days following the completion of Stage 1;

iv.                  Stage 3: in consideration of the 20 claims constituting “Block 3” (as defined in the Acquisition Agreement”) the Company shall issue 600,000 post-split shares of the Company’s common stock and $25,000 in cash consideration within 45 days following the completion of Stage 2.

Pursuant to the Acquisition Agreement the Vendor will hold the Claims in trust for the Company until such time as we have incorporated a subsidiary incorporated under the federal laws of Canada, whereafter the Claims shall be registered in the name of that subsidiary.  The Claims shall be subject to a 2% net smelter royalty payable to the Vendor of which 1% may be purchased back from the Vendor in consideration of $500,000.

These 2,000,000 common shares of our common stock authorized to be issued as consideration pursuant to the Acquisition Agreement were issued to two (2) non-U.S. persons as those terms are defined in Regulation S of the Securities Act of 1933, as amended) in reliance on Regulation S of the Securities Act of 1933.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and the notes thereto which appear elsewhere in this report. The results shown herein are not necessarily indicative of the results to be expected in any future periods. This discussion contains forward-looking statements based on current expectations, which involve uncertainties. In some cases, you can identify forward-looking statements by terminology such as "anticipate," "estimate," "plan," "project," "predict," "potential," "continue," "ongoing," "expect," "believe," "intend," "may," "will," "should," "could," or the negative of these terms or other comparable terminology. All forward-looking statements included in this document are based on information available to the management on the date hereof. Actual results and the timing of events could differ materially from the forward-looking statements as a result of a number of factors. Readers should also carefully review factors set forth in other reports or documents that we file from time to time with the Securities and Exchange Commission.

Liquidity and capital resources and results of operations for the six months ended July 31, 2011 and 2010:

Liquidity and capital resources:

Working Capital

	At July 31, 2011	At January 31, 2011
Current Assets	$1,757	$36,400
Current Liabilities	-	-
Working Capital (Deficit)	$1,757	$36,400

Cash Flows

	Six months Ended	Six months Ended
	July 31, 2011	July 31, 2010
Cash Flows from (used in) Operating Activities	$(34,643)	(10,339)
Cash Flows from (used in) Investing Activities	-	-
Cash Flows from (used in) Financing Activities	-	32,582
Net Increase (decrease) in Cash During Period	$(34,643)	$29,579

The decline in our working capital surplus at July 31, 2011 from the year ended January 31, 2011 is reflective of the current state of our business development, primarily due to the increase in our professional fees paid in connection with preparing and filing our Registration Statement on Form S-1 and the increase in operating expenses associated with our continuing reporting obligations under the Securities and Exchange Act of 1934.

As of, July 31, 2011, we had cash on hand of $1,757. Since our inception, we have used our common stock to raise money for our operations and for our property acquisitions. We have not attained profitable operations and are dependent upon obtaining financing to pursue our plan of operation. For these reasons, our auditors stated in their report to our audited financial statements for the year ended January 31, 2011, that there is substantial doubt that we will be able to continue as a going concern.

Future Financings

We have incurred a net loss of $53,843 for the period from January 03, 2008 (inception) to July 31, 2011. Our future is dependent upon our ability to obtain financing and upon future profitable operations. We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing for to fund our planned business activities.

Results of Operations:

We have had no operating revenues since our inception on January 3, 2008 through to July 31, 2011. Our activities have been financed from the proceeds of share subscriptions. From our inception, on January 3, 2008 to January 31, 2010 we have raised a total of $55,600 from private offerings of our common stock. For the period from inception on January 3, 2008 to July 31, 2011 we incurred total expenses of $53,843.

Plan of Operations:

Since we entered into the Acquisition Agreement, we have changed our plan of operations to focus on the exploration of our claims around Tiblemont, Quebec, Canada.  We plan on closing the rest of the Block acquisitions as laid out in the Acquistion Agreement, which will require the payment of an additional $70,000 and the issuance of 1,300,000 shares of our common stock.  Concurrently, we plan to undertake exploration on the property.  Our exploration plan is detailed in the “Description of Property” section of this Current Report, under the subheading “Plan of Exploration”.

Liquidity and capital resources and results of operations for the years ended January 31, 2011 and 2010:

Liquidity and capital resources:

As of January 31, 2011 we have available cash of 36,400. We plan to continue to provide for our capital needs by issuing debt or equity securities or receiving advances from shareholders or our officers and directors.

To date, we have generated no revenues and have incurred operating losses in every quarter. These factors among others may raise substantial doubt about our ability to continue as a going concern.

At January 31, 2011, we had total assets of $36,400.  At January 31, 2011, we had no liabilities.

During the year ended January 31, 2011, we used cash of $10,303in operations, and during the year ended January 31, 2010, we used cash in operations of $2,897.

During the year ended January 31, 2011, we did not have any cash flows from investing activities.  During the year ended January 31, 2010, we had cash used in investing activities of $6,000 to acquire an intangible asset.

During the year ended January 31, 2011, we received $32,582 from our financing activities.  During the Year ended January 31, 2010, we received $23,018 from our financing activities.

Results of Operations:

We are a development stage company and have no revenues to date.

We incurred operating expenses of $10,303and $8,897 for the years ended January 31, 2011 and 2010, respectively. The increase of $1,406 is a result of the, increase in professional fees and general and administrative expenses over the prior period.  The increase in our operating expenses for the year ended January 31, 2011 was a result of increased administrative expenses and acquisition costs in connection with our ongoing development efforts.

During the year ended January 31, 2011, we recognized a net loss of $10,303 compared to a net loss of $8,897for the year ended January 31, 2010.  The increase was a result of the increase in acquisition and operational expenses as discussed above.

Critical accounting policies:

We believe the following critical accounting policies, among others, affect management's more significant judgments and estimates used in the preparation of the consolidated financial statements:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basic and Diluted Loss Per Share

We compute basic loss per share by dividing the net loss by the weighted average common shares outstanding during the period. There are no potential common shares; accordingly, diluted and basic loss per share amounts are the same.

Income Taxes

Deferred income tax liabilities or assets at the end of each period are determined using the tax rate expected to be in effect when the taxes are actually paid or recovered. A valuation allowance is recognized on deferred tax assets when it is more likely than not that some or all of these deferred tax assets will not be realized. We have cumulative net operating losses of $53,843 as of July 31, 2011, with an approximate deferred tax asset of $18,307 which has been fully offset by a valuation allowance. These net operating losses begin to expire in 2028.

Recent Accounting Pronouncements

We do not expect that the adoption of any recent accounting standards to have a material impact on our financial statements.

Reports to Security Holders

We intend to furnish our shareholders with annual reports containing financial statements audited by our independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year.

The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  The address of that site is www.sec.gov.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of November 7, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of our company, 1000 de La Gauchetiere Street West – 24th Floor, Montreal, Quebec, H3B 4W5.

Name and Address of Beneficial Owner	Office, If Any	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Michael Whitehead	CEO, President, CFO and Director	Common stock, $0.001 par value	37,650,000	20.19%
Ramzan Savji	Vice President, Secretary and Director	Common stock, $0.001 par value	15,500,000	8.31%
All officers and directors as a group (2 persons named above)			53,150,000	28.5

* Less than 1%

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)

A total of 186,490,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of November 7, 2011. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Michael Whitehead	54	CEO, CFO, President and Director
Ramzan Savji	62	Vice President, Secretary and Director

Michael Whitehead

Michael Whitehead has been the president, chief executive officer, chief financial officer and the sole director of our company since August 5, 2011.

Since July 2010, Michael Whitehead has been the president, chief executive officer and director of Silver Corp., a privately owned company based in Calgary, Alberta, Canada.  His primary duty and responsibility includes the day to day operations of the company and to seek out strategic opportunities.

From May 2007 to March 2009, Mr. Whitehead was the president, chief executive officer and directors of Copper One Inc. (formerly, Continent Resources Inc.), a mineral exploration company based in Vancouver, British Columbia, Canada.  As officer and director of the company, his responsibilities included securing acquisitions and other joint ventures in order to increase shareholder value.

From May 2006, Michael Whitehead was the president, chief executive officer and director of Vital Resources Corp. (formerly, Fulcrum Resources Inc.), an exploration company based in Montreal, Quebec, Canada.  His duties as officer and director of the company included the administration of the company, financings, and building the company through acquisitions.  Mr. Whitehead resigned as the company’s officer but remains as a member to the company’s board of directors.

We appointed Mr. Whitehead as our officer and director due to his mining experience and his knowledge of publicly listed companies.

Ramzan Savji

In August 2000, Mr. Savji incorporated and founded Telecommunications Supply Line Ltd., a telecommunications installation and networking material supplier in Kenya, wherein he continues to be the Managing Director of the company on a day-to-day basis.

Ramzan Savji has more than 30 years of experience in the banking and business sector. He has studied Banking and Business Administration in Germany and was employed with the Deutsche Bank A.G., Munich, Germany in their letters of credit department from June 1971 to August 1974.  He then became the Area Representative for Societe Generale, the French & International Bank from May 1988 to April 1995. He covered Kenya, Uganda, Tanzania, Rwanda, Burundi and Malawi. He was responsible for building up and enhancing correspondent banking relationships between Societe Generale and the banks domiciled in the above countries.  He was also responsible for lobbying and promoting business for the French companies and arranging short, medium and long term lines of credit for project financing for both, the Public Sector as well the Private Sector

From December 1993 to December 1996, Mr. Savji was also a Member of the Board of Governors of the Aga Khan Hospital in Nairobi, Kenya.  We appointed Mr. Savji as our officer and director due to his financial background and contacts with banking institutions.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Committees of The Board Of Directors

Our Board of Directors does not maintain a separately-designated standing audit committee. As a result, our entire Board of Directors acts as our audit committee. Our Board of Directors has determined that we do not presently have a director who meets the definition of an “audit committee financial expert.” We believe that the cost related to appointing a financial expert to our Board of Directors at this time is prohibitive. Our Board of Directors presently do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

Terms of Office

Our directors are appointed for one-year terms to hold office until the next annual general meeting of the holders of our common stock or until removed from office in accordance with our by-laws. Our officers are appointed by our Board of Directors and hold office until removed by our Board of Directors.

Code of Ethics

We have adopted a Code of Ethics applicable to our officers and directors which is a "code of ethics" as defined by applicable rules of the SEC. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our Chief Executive Officer, Chief Financial Officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a current report on Form 8-K filed with the SEC.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate. These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers. These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated. Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities. We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

EXECUTIVE COMPENSATION

The following Executive Compensation Chart highlights the compensation for our executive officers. No other executive officers received salary and bonus in excess of $100,000 for the prior two fiscal years.

Compensation of Executive Members

Long Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	RestrictedStockAward(s)($)	Securities Underlying Options/ SARs (#) (#)	LTIP Payouts ($)	Total ($)
Ljubisa Vujovic (1)	2011 2010	$0 $0	$0 $0	$0 $0	N/A N/A	N/A N/A	N/A N/A	$0 $0
Tatiana Dujkovic-Krivokapic(2)	2011 2010	$0 $0	$0 $0	$0 $0	N/A N/A	N/A N/A	N/A N/A	$0 $0

(1)	Ljubisa Vujovic resigned as our CEO, CFO, President and Director on August 5, 2011.

(2)	Tatiana Dujkovic-Krivokapic resigned as our Secretary and Treasurer on October 25, 2011.

Employment Agreements

We do not have currently any employment contract with our officers and directors

Outstanding Equity Awards at Fiscal Year End

For the year ended January 31, 2011, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a director during the year ended Janaury 31, 2011

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions With Related Persons

We have not had any transactions since the beginning of the 2011 year, or any currently proposed transactions, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

Our common shares are listed on the OTC Bulletin Board which does not have requirements on independence of directors. However, our Board of Directors has adopted the definitions, standards and exceptions to the standards for evaluating director independence provided in the NASDAQ Stock Market rules, and determined that we do not have any “independent directors” as defined under the rules of the NASDAQ Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCBB Market and trades under the symbol “TRON.” Historically, there has not been an active trading market for our common stock and since we were granted our symbol and out first trade occurred on August 23, 2011: 100 shares at $0.1061  cents per share.

Holders

As of November 7, 2011 there were approximately 27 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 250,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, the holders of the Company's common stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our articles of incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our articles of incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is Holladay Stock Transfer.  Their mailing address is 2939 N 67th Pl # C  Scottsdale, AZ 85251-6015.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

  The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.
  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have not had any changes in, or disagreements with, our accountants since our inception.

ITEM 5.06        CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the share exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

Item 9.01     Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation [incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed on March 18, 2010]
3.2	Certificate of Amendment filed September 16, 2011 [incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 21, 2011]
3.3	Bylaws [incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed on March 18, 2010]
10.1

Mining Property Acquisition Agreement with Stephane LeBlanc and Glenn Griesbach dated August 23, 2011 [incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 31, 2011]

14.1	Code of Ethics [incorporated by reference to Exhibit 14.1 to the Company's Registration Statement on Form S-1 filed on March 18, 2010]
21.1	Subsidiaries of the Company : Toron Resources Inc. a wholly owned, federally incorporated, Canadian company

* The schedules to this document are not being filed herewith. Toron Inc. agrees to furnish supplementally a copy of any such schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TORON INC.

Date: November 9, 2011	By:	/s/ Michael Whitehead
Michael Whitehead
Chief Executive Officer (Chief Principal Officer)